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                                 EXHIBIT 23.1

                        Consent of Independent Auditors


     We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the registration of 3,428,611 shares of Common Stock under the 1997 Stock Incentive Plan and 500,000 shares of Common Stock under the Employee Stock Purchase Plan of our report dated July 24, 1997, with respect to the consolidated financial statements of Pervasive Software Inc. included in its Registration Statement (Form S-1 No. 333-32199), filed with the Securities and Exchange Commission.



                                                           /s/ Ernst & Young LLP

Austin, Texas
October 2, 1997